Earnings Release and Supplemental Information

SECURE, RELIABLE, HIGH-PERFORMANCE DATA CENTER SOLUTIONS
®2017 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended September 30, 2017

2

CoreSite Reports Third-Quarter 2017 Financial Results Reflecting Revenue Growth of 22% Year over Year

DENVER, CO – October  26, 2017

CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the third quarter ended September 30, 2017.

Quarterly and Subsequent Highlights

•	Reported third-quarter total operating revenues of $123.1 million, representing a 21.5% increase year over year
•	Reported third-quarter net income per diluted share of $0.46, representing 27.8% growth year over year
•	Reported third-quarter funds from operations (“FFO”) of $1.10 per diluted share and unit, representing 22.2% growth year over year
•	Executed 103 new and expansion data center leases comprising 40,842 net rentable square feet (NRSF), representing $10.1 million of annualized GAAP rent at an average rate of $247 per square foot
•	Commenced 21,617 NRSF of new and expansion leases representing $8.9 million of annualized GAAP rent at an average rate of $410 per square foot
•	Realized rent growth on signed renewals of 5.5% on a cash basis and 10.9% on a GAAP basis and recorded rental churn of 1.4% in the third quarter
•	CoreSite placed into service 8,276 square feet of turn-key data center capacity at DE1 in Denver, of which 41.6% is currently leased
•	On October 16, 2017, CoreSite announced that it intends to redeem all 4,600,000 shares of its 7.25% Series A cumulative redeemable preferred stock on December 12, 2017

“We again delivered strong results in the third quarter, with revenue, adjusted EBITDA and FFO growth of 22%, 25%, and 22%, year over year, respectively, driven by continued customer expansion demand across the portfolio and a focus on effectiveness and efficiency across the organization,” said Paul Szurek, CoreSite’s Chief Executive Officer. “Third-quarter leasing was substantially led by organic growth. This strong organic demand reflects our differentiated business model and ownership strategy, focusing on large edge markets in infill locations where the data community has a very high level of interaction and interdependence, which we successfully meet with our robust network and cloud connectivity combined with flexible density options.”

Financial Results

CoreSite reported net income attributable to common shares of $15.8 million, or $0.46 per diluted share, for the three months ended September 30, 2017, compared to $12.2 million, or $0.36 per diluted share for the three months ended September 30, 2016, an increase of 27.8% on a per-share basis. Net income attributable to common shares was consistent with the prior-quarter level.

CoreSite reported FFO per diluted share and unit of $1.10 for the three months ended September 30, 2017, an increase of 22.2% compared to $0.90 per diluted share and unit for the three months ended September 30, 2016. FFO per diluted share and unit was also consistent with the prior-quarter level.

Total operating revenues for the three months ended September 30, 2017, were $123.1 million, a 21.5% increase year over year and an increase of 4.4% on a sequential-quarter basis.

Quarter Ended September 30, 2017

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Quarter Ended September 30, 2017

Sales Activity

CoreSite executed 103 new and expansion data center leases representing $10.1 million of annualized GAAP rent during the third quarter, comprised of 40,842 NRSF at a weighted-average GAAP rental rate of $247 per NRSF.

CoreSite’s third-quarter data center lease commencements totaled 21,617 NRSF at a weighted average GAAP rental rate of $410 per NRSF, which represents $8.9 million of annualized GAAP rent.

CoreSite’s renewal leases signed in the third quarter totaled $14.4 million in annualized GAAP rent, comprised of 80,818 NRSF at a weighted-average GAAP rental rate of $178 per NRSF, reflecting a 5.5% increase in rent on a cash basis and a 10.9% increase on a GAAP basis. The third-quarter rental churn rate was 1.4%.

Development and Acquisition Activity

During the third quarter, CoreSite placed into service 8,276 square feet of turn-key data center capacity at DE1 in Denver, of which 41.6% is currently leased.

On August 29, 2017, CoreSite closed on its acquisition of a two-acre land parcel (referred to as SV8) immediately adjacent to its existing Santa Clara campus. CoreSite estimates it can build approximately 160,000 square feet of turn-key data center capacity across multiple phases at a cost of approximately $190 to $210 million.

In addition, as of September 30, 2017, CoreSite had a total of 219,037 square feet of turn-key data center capacity under construction and had spent $62.3 million of the estimated $217.1 million required to complete the projects, which consisted of the following.

Reston –  CoreSite had 24,922 square feet of turn-key data center capacity under construction at VA3 (Phase 1A). As of September 30, 2017, CoreSite had incurred $13.9 million of the estimated $22.3 million required to complete this phase of the project, and expects to complete development in the fourth quarter of 2017. In the third quarter of 2017, CoreSite commenced site work for the shell of an 80,000 square foot, 12 megawatt building, and a 77,000 square foot centralized infrastructure building which will serve the entire VA3 property. VA3 Phase 1B will consist of 6 megawatts and 49,837 square feet of this first turn-key data center building, inclusive of 9,837 square feet of the infrastructure building to support this phase of the data center. VA3 Phase 1B and the infrastructure building collectively are expected to cost $100.2 million and be completed in the fourth quarter of 2018. During the third quarter, CoreSite also had 3,087 square feet of turn-key data center capacity under construction at VA1. CoreSite expects to spend $1.7 million to complete this expansion and expects to complete construction in the fourth quarter of 2017.

Washington D.C. – CoreSite had 24,563 square feet of turn-key data center capacity under construction at DC2. As of the end of the third quarter, CoreSite had spent $3.8 million of the estimated $17.4 million required to complete the project, and expects to complete development in the second quarter of 2018.

Boston – CoreSite had 13,735 square feet of turn-key data center capacity under construction at BO1. As of September 30, 2017, CoreSite had incurred $5.4 million of the estimated $7.8 million required to complete this expansion and expects to complete construction in the fourth quarter of 2017.

Los Angeles – CoreSite had 47,338 square feet of turn-key data center capacity under construction at LA2, which capacity was 78.6% pre-leased. As of September 30, 2017, CoreSite had incurred $31.2 million of the estimated $45.2 million required to complete the expansion and expects to complete construction in the first quarter of 2018. In addition, CoreSite had an incremental 39,925 square feet of turn-key data center capacity under construction at LA2, and expects to spend $15.0 million to complete this expansion in the first quarter of 2018.

Quarter Ended September 30, 2017

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Quarter Ended September 30, 2017

Denver – CoreSite commenced construction on 15,630 square feet of additional turn-key data center capacity at DE1. CoreSite expects to spend $7.5 million to complete this expansion and expects to complete construction in the third quarter of 2018.

Balance Sheet and Liquidity

As of September 30, 2017, CoreSite had net principal debt outstanding of $789.3 million, correlating to 3.0 times third-quarter annualized adjusted EBITDA, and net principal debt and preferred stock outstanding of $904.3 million, correlating to 3.5 times third-quarter annualized adjusted EBITDA.

As of the end of the third quarter, CoreSite had $332.2 million of total liquidity consisting of available cash and capacity on its revolving credit facility.

On October 16, 2017, CoreSite announced that it intends to redeem all 4,600,000 shares of its 7.25% Series A cumulative redeemable preferred stock on December 12, 2017. The Series A cumulative redeemable preferred stock will be redeemed at the redemption price of $25.00 per share, plus $0.292014 in accrued and unpaid dividends on each share.

Dividend

On September 1, 2017, CoreSite announced a dividend of $0.90 per share of common stock and common stock equivalents for the third quarter of 2017. The third-quarter dividend was paid on October 16, 2017, to shareholders of record on September 29, 2017.

CoreSite also announced on September 1, 2017, a dividend of $0.4531 per share of Series A preferred stock for the period July 16, 2017, to October 14, 2017. The preferred dividend was paid on October 16, 2017, to shareholders of record on September 29, 2017.

2017 Guidance

CoreSite is maintaining its 2017 guidance of net income attributable to common shares in the range of $1.78 to $1.86 per diluted share. In addition, CoreSite is maintaining its guidance of FFO per diluted share and unit in the range of $4.39 to $4.47, with the difference between net income and FFO being real estate depreciation and amortization.

This outlook is based on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

Upcoming Conferences and Events

CoreSite will participate in NAREIT’s REITWorld conference on November 14-16 at the Hilton Anatole in Dallas, Texas and the Credit Suisse 21st Annual Technology, Media & Telecom Conference on November 28th at The Phoenician in Scottsdale, Arizona.

Quarter Ended September 30, 2017

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Quarter Ended September 30, 2017

Conference Call Details

CoreSite will host a conference call on October 26, 2017, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions.

The call will be accessible by dialing +1-877-407-3982 (domestic) or +1-201-493-6780 (international). A replay will be available until November 9, 2017, and can be accessed shortly after the call by dialing + 1-844-512-2921 (domestic) or + 1-412-317-6671 (international). The passcode for the replay is 13671218.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,200 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 430+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Greer Aviv

Vice President of Investor Relations and Corporate Communications

+1 303.405.1012

+1 303.222.7276
Greer.Aviv@CoreSite.com

Quarter Ended September 30, 2017

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Quarter Ended September 30, 2017

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s ability to service existing debt; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Quarter Ended September 30, 2017

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Company Profile

CoreSite delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem at 20 operating data centers across eight key North American Markets.

Secure, Reliable and Compliant		Scalable
•	100% uptime Service Level Agreement guarantees our reliability commitment to customer applications	•	Serving customer requirements from half cabinet to full buildings
•	Physical security standards and rigorous internal security training enable compliance with regulatory requirements	•	20 operating data centers in eight of the largest commercial and data center markets in the United States
•	Consistent compliance across all properties	•

Ability to increase occupied data center footprint on land and buildings currently owned, including current space unoccupied, under construction and held for development, by approximately 1.6 million NRSF, or 82% of currently occupied space

• SOC 1 & SOC 2 Type 2 reviews
• ISO 27001 certified
• Payment Card Industry Data Security Standard compliant
• HIPAA validation
High-Performance		Best-in-Class Customer Experience

•	Cloud-enabled, network-rich data center buildings and campuses	•	430+ professionals with dedicated industry expertise supporting over 1,200 customers
•	Over 375 network service providers supported by robust interconnection services to key public clouds	•	Experienced and committed operations, facilities and security personnel
•	25,000+ interconnections	•	24/7 customer support and remote hands
•	Enabling enterprises with support ecosystems	•	Dedicated implementation resources to ensure a successful onboarding process

Quarter Ended September 30, 2017

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Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	Growth %	September 30,	September 30,	Growth %
Summary of Results	2017	2017	2016	Y/Y	2017	2016	Y/Y
Operating revenues	$123,068	$117,886	$101,274	21.5%	$355,875	$289,844	22.8%
Net income	24,288	24,135	19,319	25.7	73,483	58,760	25.1
Net income attributable to common shares	15,758	15,643	12,180	29.4	47,693	35,476	34.4
Funds from operations (FFO) to shares and units	52,931	52,929	42,768	23.8	159,865	126,289	26.6
Adjusted funds from operations (AFFO)	48,336	43,505	40,227	20.2	140,135	116,107	20.7
EBITDA	62,876	62,289	49,486	27.1	187,767	144,662	29.8
Adjusted EBITDA	65,250	64,797	52,114	25.2	194,451	151,723	28.2
Per share - diluted:
Net income attributable to common shares	$0.46	$0.46	$0.36	27.8%	$1.40	$1.10	27.3%
FFO per common share and OP unit	$1.10	$1.10	$0.90	22.2%	$3.34	$2.65	26.0%

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2017		2017		2017		2016		2016

Dividend Activity
Dividends declared per share and OP unit	$0.90		$0.90		$0.80		$0.80		$0.53
TTM FFO payout ratio	77.4%		72.4%		66.9%		64.6%		61.5%
TTM AFFO payout ratio(1)	90.2%		84.0%		75.1%		73.0%		69.0%

Operating Portfolio Statistics
Operating data center properties	20		20		20		20		18
Stabilized data center NRSF	2,025,594		2,025,594		1,987,231		1,985,592		1,786,638
Stabilized data center NRSF occupied	1,891,014		1,900,699		1,881,908		1,876,384		1,674,157
Stabilized data center % occupied	93.4%		93.8%		94.7%		94.5%		93.7%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per Cabinet Equivalent	$1,503		$1,470		$1,439		$1,432		$1,417
TKD NRSF % occupied	90.3%		91.1%		90.9%		90.8%		90.5%

Market Capitalization, Principal Debt & Preferred Stock
Total enterprise value	$6,288,910		$5,866,955		$5,164,449		$4,598,768		$4,244,766
Total principal debt outstanding	$794,000		$775,000		$723,000		$694,000		$594,750
Total principal debt and preferred stock outstanding	$909,000		$890,000		$838,000		$809,000		$709,750

Net Principal Debt to:
Annualized Adjusted EBITDA	3.0	x	2.9	x	2.8	x	2.8	x	2.8	x
Enterprise Value	12.6%		12.8%		14.0%		15.0%		13.9%

Net Principal Debt & Preferred Stock to:
Annualized Adjusted EBITDA	3.5	x	3.3	x	3.2	x	3.3	x	3.4	x
Enterprise Value	14.4%		14.8%		16.2%		17.5%		16.6%

(1)The  TTM AFFO payout ratio for the three months ended September 30, 2017, and June 30, 2017, includes $0.3 million and $3.0 million, respectively, of recurring capital expenditures associated with replacing our chiller plant at LA2 that we expect to generate a significant return on investment.

(1

Quarter Ended September 30, 2017

9

Consolidated Balance Sheets

(in thousands, except per share data)

	September 30, 2017	December 31, 2016
Assets:
Investments in real estate:
Land	$97,258	$100,258
Buildings and improvements	1,512,015	1,472,580
	1,609,273	1,572,838
Less: Accumulated depreciation and amortization	(446,742)	(369,303)
Net investment in operating properties	1,162,531	1,203,535
Construction in progress	153,079	70,738
Net investments in real estate	1,315,610	1,274,273
Cash and cash equivalents	4,682	4,429
Accounts and other receivables, net	27,990	25,125
Lease intangibles, net	6,989	9,913
Goodwill	40,646	41,191
Other assets, net	104,039	96,372
Total assets	$1,499,956	$1,451,303

Liabilities and equity:
Liabilities
Debt, net	$788,787	$690,450
Accounts payable and accrued expenses	67,798	72,519
Accrued dividends and distributions	46,523	41,849
Deferred rent payable	9,674	7,694
Acquired below-market lease contracts, net	3,688	4,292
Unearned revenue, prepaid rent and other liabilities	31,260	37,413
Total liabilities	947,730	854,217

Stockholders' equity
Series A cumulative preferred stock	115,000	115,000
Common stock, par value $0.01	338	334
Additional paid-in capital	450,594	438,531
Accumulated other comprehensive income (loss)	314	(101)
Distributions in excess of net income	(158,926)	(118,038)
Total stockholders' equity	407,320	435,726
Noncontrolling interests	144,906	161,360
Total equity	552,226	597,086
Total liabilities and equity	$1,499,956	$1,451,303

Quarter Ended September 30, 2017

10

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Operating revenues:
Data center revenue:
Rental revenue	$66,657	$64,853	$54,219	$195,761	$156,954
Power revenue	35,110	32,410	28,844	98,381	80,819
Interconnection revenue	16,201	15,325	13,374	46,038	39,093
Tenant reimbursement and other	2,185	2,329	2,826	6,790	6,982
Total data center revenue	120,153	114,917	99,263	346,970	283,848
Office, light-industrial and other revenue	2,915	2,969	2,011	8,905	5,996
Total operating revenues	123,068	117,886	101,274	355,875	289,844

Operating expenses:
Property operating and maintenance	37,091	31,781	28,283	98,098	78,522
Real estate taxes and insurance	2,622	3,824	3,524	10,950	9,659
Depreciation and amortization	32,077	32,207	26,981	96,622	77,978
Sales and marketing	4,643	4,414	4,465	13,560	13,187
General and administrative	9,759	9,508	9,432	27,391	26,970
Rent	6,077	5,931	5,967	17,970	16,718
Transaction costs	—	139	117	139	126
Total operating expenses	92,269	87,804	78,769	264,730	223,160
Operating income	30,799	30,082	22,505	91,145	66,684
Interest expense	(6,447)	(5,958)	(3,188)	(17,512)	(7,879)
Income before income taxes	24,352	24,124	19,317	73,633	58,805
Income tax benefit (expense)	(64)	11	2	(150)	(45)
Net income	24,288	24,135	19,319	73,483	58,760
Net income attributable to noncontrolling interests	6,446	6,407	5,055	19,537	17,031
Net income attributable to CoreSite Realty Corporation	17,842	17,728	14,264	53,946	41,729
Preferred stock dividends	(2,084)	(2,085)	(2,084)	(6,253)	(6,253)
Net income attributable to common shares	$15,758	$15,643	$12,180	$47,693	$35,476

Net income per share attributable to common shares:
Basic	$0.47	$0.46	$0.36	$1.41	$1.11
Diluted	$0.46	$0.46	$0.36	$1.40	$1.10

Weighted average common shares outstanding:
Basic	33,878,881	33,835,727	33,425,762	33,758,971	31,906,000
Diluted	34,114,169	34,053,816	33,912,155	34,033,842	32,361,367

Quarter Ended September 30, 2017

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Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Net income	$24,288	$24,135	$19,319	$73,483	$58,760
Real estate depreciation and amortization	30,727	30,879	25,533	92,635	73,782
FFO	$55,015	$55,014	$44,852	$166,118	$132,542
Preferred stock dividends	(2,084)	(2,085)	(2,084)	(6,253)	(6,253)
FFO available to common shareholders and OP unit holders	$52,931	$52,929	$42,768	$159,865	$126,289

Weighted average common shares outstanding - diluted	34,114	34,054	33,912	34,034	32,361
Weighted average OP units outstanding - diluted	13,838	13,849	13,851	13,846	15,310
Total weighted average shares and units outstanding - diluted	47,952	47,903	47,763	47,880	47,671

FFO per common share and OP unit - diluted	$1.10	$1.10	$0.90	$3.34	$2.65

Reconciliation of FFO to AFFO

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
FFO available to common shareholders and unit holders	$52,931	$52,929	$42,768	$159,865	$126,289

Adjustments:
Amortization of deferred financing costs	445	417	370	1,231	964
Non-cash compensation	2,374	2,369	2,470	6,545	6,874
Non-real estate depreciation	1,350	1,328	1,448	3,987	4,196
Straight-line rent adjustment	(777)	(1,391)	(433)	(3,734)	(3,029)
Amortization of above and below market leases	(177)	(127)	(141)	(428)	(417)
Recurring capital expenditures(1)	(3,219)	(6,975)	(1,101)	(12,776)	(4,018)
Tenant improvements	(1,252)	(2,198)	(2,361)	(5,298)	(4,551)
Capitalized leasing costs	(3,339)	(2,847)	(2,793)	(9,257)	(10,201)
AFFO available to common shareholders and OP unit holders	$48,336	$43,505	$40,227	$140,135	$116,107

(1) Recurring capital expenditures for the three and nine months ended September 30, 2017, includes $0.3 million and $3.3 million, respectively, of recurring capital expenditures associated with replacing our chiller plant at LA2 that we expect to generate a significant return on investment.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Net income	$24,288	$24,135	$19,319	$73,483	$58,760
Adjustments:
Interest expense	6,447	5,958	3,188	17,512	7,879
Income taxes	64	(11)	(2)	150	45
Depreciation and amortization	32,077	32,207	26,981	96,622	77,978
EBITDA	$62,876	$62,289	$49,486	$187,767	$144,662
Non-cash compensation	2,374	2,369	2,470	6,545	6,874
Transaction costs / litigation	—	139	158	139	187
Adjusted EBITDA	$65,250	$64,797	$52,114	$194,451	$151,723

Quarter Ended September 30, 2017

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Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market/Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$6,023	85,932	78.1%	—	—%	85,932	78.1%	—	—	85,932
SV2	8,493	76,676	88.2	—	—	76,676	88.2	—	—	76,676
Santa Clara campus	64,743	538,615	99.2	76,885	32.9	615,500	90.9	—	160,000	775,500
San Francisco Bay Total	79,259	701,223	95.4	76,885	32.9	778,108	89.2	—	160,000	938,108

Los Angeles
One Wilshire campus
LA1*	29,819	139,053	92.5	—	—	139,053	92.5	—	10,352	149,405
LA2	36,073	264,512	91.7	43,345	45.5	307,857	85.2	87,263	29,770	424,890
LA3	—	—	—	—	—	—	—	—	180,000	180,000
Los Angeles Total	65,892	403,565	92.0	43,345	45.5	446,910	87.4	87,263	220,122	754,295

Northern Virginia
VA1	29,306	198,632	92.9	—	—	198,632	92.9	3,087	—	201,719
VA2	16,336	115,336	100.0	73,111	34.1	188,447	74.4	—	—	188,447
DC1*	3,278	22,137	80.5	—	—	22,137	80.5	—	—	22,137
DC2*	—	—	—	—	—	—	—	24,563	—	24,563
Reston Campus Expansion(3)	1,136	48,928	100.0	—	—	48,928	100.0	74,759	536,313	660,000
Northern Virginia Total	50,056	385,033	95.2	73,111	34.1	458,144	85.4	102,409	536,313	1,096,866
										—
New York
NY1*	6,036	48,404	84.9	—	—	48,404	84.9	—	—	48,404
NY2	12,677	101,742	85.8	—	—	101,742	85.8	—	134,508	236,250
New York Total	18,713	150,146	85.5	—	—	150,146	85.5	—	134,508	284,654
										—
Chicago
CH1	18,692	178,407	92.0	—	—	178,407	92.0	—	—	178,407
										—
Boston
BO1	17,867	166,026	98.0	14,031	79.5	180,057	96.5	13,735	59,884	253,676

Denver
DE1*	2,248	5,878	98.9	8,276	35.2	14,154	61.7	15,630	—	29,784
DE2*	455	5,140	87.5	—	—	5,140	87.5	—	—	5,140
Denver Total	2,703	11,018	93.6	8,276	—	19,294	68.5	15,630	—	34,924
										—
Miami
MI1	1,399	30,176	62.3	—	—	30,176	62.3	—	13,154	43,330
Total Data Center Facilities	$254,581	2,025,594	93.4%	215,648	38.9%	2,241,242	88.1%	219,037	1,123,981	3,584,260

Office & Light-Industrial	7,927	354,721	79.0	—	—	354,721	79.0	—	—	354,721
Reston Office & Light-Industrial(3)	2,087	150,375	100.0	—	—	150,375	100.0	—	(150,375)	—

Total Portfolio	$264,595	2,530,690	91.7%	215,648	38.9%	2,746,338	87.6%	219,037	973,606	3,938,981

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $270.3 million as of September 30, 2017, which includes $5.7 million in operating expense reimbursements under modified gross and triple-net leases.

(2)

Includes customer leases that have commenced and are occupied as of September 30, 2017. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	93.6%	52.5%	89.6%
Total Portfolio	92.2%	52.5%	89.1%

(3)	Included with our Reston Campus Expansion held for development space is 150,375 NRSF which is currently operating as office and light-industrial space.

See Appendix for definitions.

Quarter Ended September 30, 2017

13

Leasing Statistics

Data Center Leasing Activity

			GAAP			GAAP
	Leasing	Number	Annualized		Total	Annualized		Rental		Cash	GAAP
	Activity	of	Rent		Leased	Rent per		Churn		Rent	Rent
	Period	Leases(1)	($000)		NRSF	Leased NRSF		Rate		Growth	Growth

New/expansion leases commenced	YTD 2017	369	$24,556		84,681	$290	(2)
	Q3 2017	122	8,855		21,617	410	(2)
	Q2 2017	129	6,580		25,712	256
	Q1 2017	118	9,121		37,352	244
	Q4 2016	153	34,891		189,050	185
	Q3 2016	178	7,493		50,455	148

New/expansion leases signed	YTD 2017	350	$31,718	(3)	138,894	$220	(2)(3)
	Q3 2017	103	10,099		40,842	247	(2)
	Q2 2017	119	11,918	(3)	51,568	208	(3)
	Q1 2017	128	9,701		46,484	209
	Q4 2016	127	7,412		35,037	212
	Q3 2016	162	11,214		59,991	187

Renewal leases signed	YTD 2017	630	$41,189		259,023	$159		5.1%		3.3%	7.6%
	Q3 2017	280	14,370		80,818	178		1.4		5.5	10.9
	Q2 2017	172	12,934		83,097	156		2.6	(4)	2.6	6.5
	Q1 2017	178	13,885		95,108	146		1.1		1.9	5.5
	Q4 2016	173	9,490		51,775	183		1.9		2.9	5.5
	Q3 2016	157	10,872		76,735	142		2.2		4.0	6.8

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	During Q3 2017, we signed and commenced a high density expansion at our Santa Clara campus.
(3)	GAAP annualized rent includes contractual payments related to reserved dedicated expansion space, which is excluded from the GAAP annualized rent per leased NRSF rate.
(4)

During Q2 2017, $4.1 million in annualized rent associated with a restructured lease at our Santa Clara campus expired resulting in rental churn of 1.7% which does not represent space vacated during the quarter.

New/Expansion Leases Signed by Deployment Size by Period

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
GAAP Annualized Rent ($000)
Leases < 1,000 NRSF	$2,180	$3,208	$3,292	$2,078	$4,047
Leases 1,000-5,000 NRSF	2,001	1,667	3,050	3,718	5,093
Leases <= 5,000 NRSF	$4,181	$4,875	$6,342	$5,796	$9,140
Leases > 5,000 NRSF	5,918	7,043	3,359	1,616	2,074
Total GAAP Annualized Rent	$10,099	$11,918	$9,701	$7,412	$11,214

MRR per Cabinet Equivalent (TKD Same-Store)

Quarter Ended September 30, 2017

14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	266,239	9.7%	$—	—%
Unoccupied OLI	—	—	74,472	2.7	—	—
Data center NRSF:
5,000 or less	2,024	91.1	709,429	25.9	122,757	46.4
5,001 - 10,000	37	1.6	246,648	9.0	38,351	14.5
10,001 - 25,000	19	0.9	307,784	11.2	40,218	15.2
Greater than 25,000	5	0.2	227,953	8.3	36,442	13.8
Powered shell	17	0.8	483,189	17.6	16,813	6.3
OLI	119	5.4	430,624	15.6	10,014	3.8
Portfolio Total	2,221	100.0%	2,746,338	100.0%	$264,595	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	266,239	9.7%	$—	—%	$—	$—	$—
Unoccupied OLI	—	74,472	2.7	—	—	—	—	—
2017	273	147,987	5.4	24,231	9.2	164	24,224	164
2018	1,108	482,307	17.6	75,558	28.5	157	76,680	159
2019	379	396,487	14.4	46,822	17.7	118	49,370	125
2020	202	254,939	9.3	40,203	15.2	158	42,740	168
2021	60	93,507	3.4	10,460	3.9	112	15,605	167
2022-Thereafter	80	599,775	21.8	57,307	21.7	96	69,480	116
OLI (3)	119	430,624	15.7	10,014	3.8	23	10,608	25
Portfolio Total / Weighted Average	2,221	2,746,338	100.0%	$264,595	100.0%	$110	$288,707	$120

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the final monthly contractual rent under existing customer leases as of September 30, 2017, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursements, power revenue and interconnection revenue. Leases expiring during 2017 include annualized rent of $8.0 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2017	2,542	$103
2018	65,587	1,416
2019	44,830	1,072
2020	67,730	1,205
2021	30,671	924
2022-Thereafter	219,264	5,294
Total OLI	430,624	$10,014

Quarter Ended September 30, 2017

15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	31.1%
Los Angeles	25.9
Northern Virginia	19.7
New York	7.4
Chicago	7.3
Boston	7.0
Denver	1.1
Miami	0.5
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	51.0%
Networks & Mobility	20.9
Cloud	28.1
Total	100.0%

Quarter Ended September 30, 2017

16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	5	86,666	3.2%	$16,961	6.4%	102
2	Cloud	Public Cloud	11	291,820	10.6	16,241	6.1	58
3	Enterprise	Travel / Hospitality	3	103,758	3.8	14,983	5.7	26
4	Cloud	Private Cloud	2	95,225	3.5	9,973	3.8	63
5	Enterprise	SI & MSP	3	64,400	2.3	8,622	3.2	23
6	Enterprise	SI & MSP	3	16,480	0.6	5,778	2.2	14
7	Enterprise	SI & MSP	2	26,221	1.0	5,714	2.2	26
8	Networks and Mobility	Global Carrier	6	27,903	1.0	5,004	1.9	19
9	Cloud	Software as a Service	1	31,283	1.1	4,347	1.6	13
10	Enterprise	Digital Content	4	28,690	1.0	4,148	1.6	25
	Total/Weighted Average			772,446	28.1%	$91,771	34.7%	48

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of September 30, 2017.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2017.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of September 30, 2017.

Quarter Ended September 30, 2017

17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Data center expansion(1)	$46,282	$29,966	$22,644	$103,959	$71,415
Non-recurring investments(2)	2,960	2,724	3,301	1,964	1,430
Tenant improvements	1,252	2,198	1,848	2,314	2,361
Recurring capital expenditures(3)	3,219	6,975	2,582	2,063	1,101
Total capital expenditures	$53,713	$41,863	$30,375	$110,300	$76,307

Repairs and maintenance expense(4)	$4,476	$3,508	$3,109	$3,330	$3,709

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the three months ended December 31, 2016, we incurred $65.0 million to acquire the Reston Campus Expansion, a 21.75-acre light-industrial / flex office park suitable for data center development. During the three months ended September 30, 2017, we incurred $12.2 million to acquire a two acre land parcel adjacent to our existing Santa Clara campus, which we refer to as SV8.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)

Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. During the three months ended September 30, 2017, and June 30, 2017, we incurred $0.3 million and $3.0 million, respectively, associated with replacing our chiller plants at LA2 that we expect to generate a significant return on investment.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects/Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
BO1	Boston	Q1 2016	14,031	$11,446	$816	79.5%	79.5%
VA2 Phase 3	Northern Virginia	Q1 2016	24,974	12,286	492	80.9	80.9
LA2	Los Angeles	Q2 2016	43,345	15,434	356	46.1	45.5
VA2 Phase 4	Northern Virginia	Q2 2016	48,137	26,995	561	61.6	9.8
SV7(3)	San Francisco Bay	Q4 2016	76,885	58,272	758	37.4	32.9
DE1	Denver	Q3 2017	8,276	10,280	1,242	41.6	35.2
Total completed pre-stabilized			215,648	$134,713	$625	52.5%	38.9%

(1)

Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA2; also includes allocations of capital expenditures related to land and building shell that were incurred during the first phase of each overall project.

(2)

Includes customer leases that have been signed as of September 30, 2017, but have not commenced. The percent leased is determined based on leased square feet as a proportion of total pre-stabilized NRSF.

(3)

During Q4 2016, we completed development of SV7, which is comprised of three floors totaling 226,911 NRSF. Two of the three floors are 100% leased and occupied and are included in our stabilized operating NRSF in the Operating Properties table and the remaining floor totaling 76,885 NRSF is pre-stabilized as of September 30, 2017.

Quarter Ended September 30, 2017

18

Development Summary

(in thousands, except NRSF and cost per NRSF data)

Data Center Projects Under Construction

				Costs
	Metropolitan	Estimated		Incurred to-	Estimated		Percent
Projects/Facilities	Market	Completion	NRSF	Date	Total	Per NRSF	Leased

TKD
VA1	Northern Virginia	Q4 2017	3,087	$878	$1,700	$551	—%
BO1	Boston	Q4 2017	13,735	5,418	7,800	568	—
VA3 Phase 1A	Northern Virginia	Q4 2017	24,922	13,929	22,300	895	—
LA2(1)	Los Angeles	Q1 2018	47,338	31,154	45,200	955	78.6
LA2	Los Angeles	Q1 2018	39,925	277	15,000	376	—
DC2	Northern Virginia	Q2 2018	24,563	3,758	17,400	708	—
DE1	Denver	Q3 2018	15,630	5	7,500	480	—
VA3 Phase 1B(2)	Northern Virginia	Q4 2018	49,837	6,921	100,200	2,011	—
Total TKD			219,037	$62,340	$217,100		16.4%

Deferred expansion capital			—	12,478	18,700

Total			219,037	$74,818	$235,800

(1)	Includes a portion of the infrastructure costs that will support later phases of the development.
(2)

As part of VA3 Phase 1B, we will build the shell of an 80,000 NRSF, 12 megawatt building, and a 77,000 NRSF centralized infrastructure building which will serve the entire VA3 property. Upon completion of VA3 Phase 1B, we will deliver 6 megawatts and 49,837 TKD NRSF. The centralized infrastructure building represents approximately $24 million of the estimated Phase 1B cost. The full construction of the 12 megawatt TKD building (Phase 1B and Phase 1C) will cost approximately $1,306 per NRSF, of which 6 megawatts is planned to be delivered with Phase 1C.

Held for Development

			Estimated	Estimated	Estimated
	Metropolitan	Estimated	Incremental	Power	Incremental
Project / Building	Market	NRSF	Costs	(Megawatts)	Cost per MW
New development
Reston Campus Expansion(1)	Northern Virginia
VA3 Phase 1C		49,837	$25,000 - 35,000	6.0
Future Phases		486,476	320,000 - 400,000	45.0 - 51.0
Total Reston Campus Expansion		536,313	$345,000 - 435,000	51.0 - 57.0	$6,765 - 7,632

SV8(2)	San Francisco Bay	160,000	190,000 - 210,000	18.0	$10,556 - 11,667
LA3(2)	Los Angeles	180,000	190,000 - 210,000	18.0	10,556 - 11,667
Total new development		876,313	$725,000 - 855,000	87.0 - 93.0

Incremental capacity in existing core and shell buildings(3)
LA1	Los Angeles	10,352	$1,250	0.5	$2,500
LA2	Los Angeles	29,770	10,000	3.0	3,333
BO1	Boston	59,884	32,200	4.5	7,156
NY2 Phases 3-4	New York	87,297	57,000	8.5	6,706
NY2 Phase 5	New York	47,211	35,000	5.0	7,000
MI1	Miami	13,154	7,500	1.0	7,500
Total incremental capacity		247,668	$142,950	22.5	$6,353

Deferred expansion capital		—	25,000 - 35,000

Total(4)		1,123,981	$892,950 - 1,032,950

(1)

Based upon our current design plans for the Reston Campus Expansion, we estimate that we can build approximately 611,000 NRSF of incremental data center capacity (of which 74,759 NRSF is under construction) across multiple phases with new buildings and as existing light-industrial / flex office leases expire and customers vacate. Based on our entitlement application, we believe we may be able to build an additional 286,000 NRSF for a total of 897,000 NRSF of incremental data center capacity. These estimates are subject to change based on current economic conditions, final zoning approvals, and the supply and demand dynamics of the market. The chart assumes the minimum expected zoning entitlement.

(2)

These estimates are based on our current construction plans and expectations regarding entitlements. These estimates are subject to change based on current economic conditions, final zoning approvals, and the supply and demand dynamics of the market.

(3)

Represents incremental data center capacity that may be constructed within existing facilities in which the core and shell building have been developed and a portion of the existing space is not yet built out into data center space.

(4)

In addition to new development and incremental capacity in existing core and shell buildings, we have available acreage we own adjacent to our existing NY2 building in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in New York, upon receipt of necessary entitlements.

Quarter Ended September 30, 2017

19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or	Market Price /
	Equivalents	Liquidation Value as of	Market Value
	Outstanding	September 30, 2017	Equivalents
Common shares	34,242	$111.90	$3,831,624
Operating partnership units	13,836	111.90	1,548,286
Liquidation value of preferred stock	4,600	25.00	115,000
Total equity			5,494,910
Total principal debt outstanding			794,000
Total enterprise value			$6,288,910

Net principal debt to enterprise value			12.6%
Net principal debt and preferred stock to enterprise value			14.4%

Debt Summary(1)

			Maturity	Outstanding as of:
		Maturity	Date with	September 30,	December 31,
Instrument	Rate	Date	Extension	2017	2016
Revolving credit facility (2)	2.78%	6/24/2019	6/24/2020	$19,000	$194,000
2020 Senior unsecured term loan (3)	2.83	6/24/2020	6/24/2020	150,000	150,000
2021 Senior unsecured term loan (2)	2.73	2/2/2021	2/2/2021	100,000	100,000
2022 Senior unsecured term loan (4)	2.79	4/19/2022	4/19/2022	200,000	100,000
2023 Senior unsecured notes	4.19	6/15/2023	6/15/2023	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	4/20/2024	175,000	—
Total principal debt outstanding				794,000	694,000
Unamortized deferred financing costs				(5,213)	(3,550)
Total debt				$788,787	$690,450
Weighted average interest rate	3.30%

Preferred stock (callable on or after December 12, 2017)(5)	7.25%	N/A	N/A	$115,000	$115,000
Total debt and preferred stock				$903,787	$805,450

Floating rate vs. fixed rate debt				43% / 57%	53% / 47%
Floating rate vs. fixed rate debt and preferred stock				38% / 62%	46% / 54%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)	The revolving credit facility and 2021 senior unsecured term loan interest rates are based on 1-month LIBOR at September 30, 2017, plus applicable spread.
(3)

Represents the effective interest rate as a result of the interest rate swap associated with $75 million in 1-month LIBOR variable rate debt and $75 million unhedged debt based on 1-month LIBOR plus applicable spread.

(4)

Represents the effective interest rate as a result of the interest rate swap associated with $50 million in 1-month LIBOR variable rate debt and $150 million unhedged debt based on 1-month LIBOR plus applicable spread.

(5)

On October 16, 2017, we announced that we intend to redeem all 4,600,000 shares of our 7.25% Series A cumulative redeemable preferred stock on December 12, 2017. The Series A cumulative redeemable preferred stock will be redeemed for $25.00 per share, plus all accrued and unpaid dividends in an amount equal to $0.292014 per share, for a total payment of $25.292014 per share.

Debt Maturities

Quarter Ended September 30, 2017

20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest expense and fees	$6,840	$6,374	$4,398	$18,511	$10,456
Amortization of deferred financing costs	445	417	370	1,231	964
Capitalized interest	(838)	(833)	(1,580)	(2,230)	(3,541)
Total interest expense	$6,447	$5,958	$3,188	$17,512	$7,879

Percent capitalized	11.5%	12.3%	32.9%	11.3%	31.0%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		September 30,		June 30,		March 31,		December 31,		September 30,
	Required Compliance	2017		2017		2017		2016		2016

Fixed charge coverage ratio	Greater than 1.70x	7.4	x	7.6	x	8.6	x	8.0	x	8.1	x
Total indebtedness to gross asset value	Less than 60%	23.8%		23.6%		22.4%		23.3%		20.7%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%
Unhedged variable rate debt to gross asset value	Less than 30%	10.3%		9.8%		12.2%		12.3%		9.3%

Revolving credit facility availability		$350,000		$350,000		$350,000		$350,000		$350,000
Borrowings outstanding		(19,000)		—		(223,000)		(194,000)		(94,750)
Outstanding letters of credit		(3,480)		(4,480)		(4,480)		(4,480)		(4,480)
Current availability		$327,520		$345,520		$122,520		$151,520		$250,770

Quarter Ended September 30, 2017

21

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q3 2017	Annualized
Operating Income	$30,799	$123,196
Adjustments:
Depreciation and amortization	32,077	128,308
General and administrative (includes litigation expenses)	9,759	39,036
Net Operating Income	$72,635	$290,540

Cash Net Operating Income (Cash NOI)
Net Operating Income	$72,635	$290,540
Adjustments:
Straight-line rent	(777)	(3,108)
Amortization of above and below-market leases	(177)	(708)
Cash NOI	$71,681	$286,724

Cash NOI with backlog (89.1% leased)(1)	$74,409	$297,636
Cash stabilized NOI (93% leased)	$77,666	$310,664

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$62,340
Remaining spend(2)	154,760
Total	$217,100

Targeted annual yields	12 - 16%
Annualized pro forma NOI range	$26,000 - 34,700

Deferred Expansion Capital in progress	$12,478
Remaining spend(3)	6,222
Total	$18,700

Other Assets and Liabilities

Other Assets
Remaining construction in progress(4)	$78,261
Cash and cash equivalents	4,682
Accounts and other receivables	27,990
Other tangible assets	32,354
Total other assets	$143,287

Liabilities
Principal debt	$794,000
Accounts payable, accrued and other liabilities	99,058
Accrued dividends and distributions	46,523
Preferred stock	115,000
Total liabilities	$1,054,581

Weighted average common shares and units - diluted	47,952

(1)	Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of September 30, 2017, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)	Does not include spend associated with future Deferred Expansion Capital.
(4)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended September 30, 2017

22

2017 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:		2017			Implied
	Low	High	Mid	2016	Growth(1)
Net income attributable to common shares	$1.78	$1.86	$1.82	$1.54	18.2%
Real estate depreciation and amortization	2.61	2.61	2.61	2.17
FFO	$4.39	$4.47	$4.43	$3.71	19.4%

Projected operating results:
Total operating revenues	$473,500	$483,500	$478,500	$400,352	19.5%
General and administrative expenses	35,000	37,000	36,000	35,369	1.8%

Net Income	$93,600	$97,500	$95,600	81,921	16.7%
Depreciation and amortization	130,500	130,500	130,500	108,652	20.1%
Other adjustments(2)	33,400	34,500	33,900	21,775	55.7%
Adjusted EBITDA	$257,500	$262,500	$260,000	212,348	22.4%

Guidance drivers:
Annual rental churn rate	6.0%	8.0%	7.0%	7.8%
Cash rent growth on data center renewals	2.0%	4.0%	3.0%	3.9%

Capital expenditures:
Data center expansion	$211,000	$239,000	$225,000	$340,452
Non-recurring investments	14,000	18,000	16,000	10,250
Tenant improvements	4,000	8,000	6,000	6,865
Recurring capital expenditures	21,000	25,000	23,000	6,081
Total capital expenditures	$250,000	$290,000	$270,000	$363,648

(1)	Implied growth is based on the midpoint of 2017 guidance.
(2)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.

The following assumptions are included in CoreSite’s 2017 guidance:

1.	Interconnection revenue growth – CoreSite expects the 2017 growth rate to be between 13% and 16%, which, at the lower end, is generally in line with overall projected volume growth.
2.

Adjusted EBITDA margin – CoreSite’s guidance for adjusted EBITDA implies adjusted EBITDA margin of approximately 54.3% based on the midpoint of guidance, and revenue flow-through to adjusted EBITDA of approximately 61%.

3.

GAAP backlog – CoreSite’s projected annualized GAAP rent from signed but not yet commenced leases was $13.7 million as of September 30, 2017. CoreSite expects approximately 35% of the GAAP backlog to commence during the remainder of 2017 with the balance expected to commence during the first half of 2018.

4.

Capitalized interest – CoreSite expects the percentage of interest capitalized in 2017 to be in the range of 10%-15%, reflecting the lower level of development relative to increases in interest expense.

5.

Cash rent growth – CoreSite expects cash rent growth to be modestly weighted toward the second half of the year, due to expected renewals of strategic deployments resulting in lower mark-to-market rent increases in the first half of the year.

6.	Commencements – CoreSite expects lease commencements of approximately $30 million in annualized GAAP rent in 2017.

The following assumptions are being provided as part of CoreSite’s 2018 outlook:

1.

Financing transaction – CoreSite expects to add incremental debt financing during the first half of 2018 to increase liquidity and fund continued development across the portfolio. Timing, pricing, and the type of debt instrument are dependent on market conditions and CoreSite has targeted a total issuance amount of approximately $225 million-$300 million.

2.	Capital expenditures – CoreSite currently expects total capital investment to be between $250 million and $300 million in 2018, based on its current view of markets and absorption.
3.

New accounting standards – CoreSite is anticipating adopting two new accounting standards – revenue recognition and lease accounting – effective January 1, 2018. The adoption of these new standards predominantly impacts CoreSite in three ways:

a.

CoreSite will be required to gross up its balance sheet by $100 million-$300 million dollars to reflect the estimated lease liability for the properties it leases from third parties. The lower range is based on noncancellable lease terms and the upper range is based on noncancellable lease terms plus all of our renewal options.

b.

Depending upon the quantification of the balance sheet impact, the adoption of the new lease accounting standard may increase CoreSite’s rental expense to reflect increased levels of lease expense as a result of including additional renewal options in its current lease terms, with an estimated impact of $0.00 to $0.07 per share.

c.	Lastly, CoreSite will no longer capitalize indirect sales and marketing payroll costs associated with successful leasing, which is estimated to have a negative impact of $0.03 per share.

Formal 2018 guidance will be provided in connection with CoreSite’s fourth-quarter 2017 earnings call in February 2018.

Quarter Ended September 30, 2017

23

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities.  We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Less: Straight line rents adjustment
7.	Less: Amortization of above and below market leases
8.	Less: Recurring capital expenditures
9.	Less: Tenant improvements
10.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended September 30, 2017

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Appendix

Data Center Leasing Metrics

•

Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Data Center Projects Under Construction and Held for Development tables for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA –

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDA as well as adjusting for the impact of impairment charges, gains or losses from sales of property and undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Quarter Ended September 30, 2017

25

Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Monthly Recurring Revenue per Cabinet Equivalent

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue under existing commenced customer leases.  MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended September 30, 2017

26

Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The data represents management's best estimate of incremental costs based on estimated NRSF and power design and are subject to market conditions and build-out specifications and may vary.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2015, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2015. The turn-key same-store space as of December 31, 2015, is 1,360,068 NRSF.  We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended September 30, 2017

27